EXHIBIT 23O(1)

                               Amidex Funds, Inc.

Amendment Number One (1) to the MULTIPLE CLASS EXPENSE ALLOCATION PLAN pursuant to RULE 18(F)(3) under the Investment Company Act of 1940 adopted by the Amidex Funds, Inc. on August 20, 2000.

The Expense Allocation Plan is hereby amended to add THE AMIDEX CANCER INNOVATIONS & HEALTHCARE FUND as a covered Portfolio, effective July 20, 2001.


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Date                               Clifford A. Goldstein, Amidex Funds, Inc.